UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 21, 2022
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2022, Genuine Parts Company (the “Company”) announced that Carol B. Yancey will retire as Executive Vice President and Chief Financial Officer effective as of May 2, 2022. Ms. Yancey will remain an employee of the Company through May 31, 2022 in order to assist in an orderly transition. In connection with Ms. Yancey’s retirement, the Company announced the appointment of Herbert C. Nappier as Executive Vice President and Chief Financial Officer-Elect, effective as of February 28, 2022, and Executive Vice President and Chief Financial Officer, effective as of May 2, 2022.

Mr. Nappier, age 48, has served as Executive Vice President, Finance and Treasurer at FedEx Corporation (“FedEx”) since June 2020, where he led teams responsible for corporate finance, cash management, global tax planning and strategy, risk management and corporate development. Prior to that date, Mr. Nappier served in various other roles at FedEx, including as President, FedEx Express Europe and Chief Executive Officer, TNT Express from June 2018 to May 2020, Senior Vice President, International Chief Financial Officer from May 2016 to June 2018, Staff Vice President, Global Integration from October 2015 to May 2016, Staff Vice President and Corporate Controller from June 2009 to September 2015 and Staff Director, Financial Reporting from July 2005 to May 2009. Before joining FedEx in 2005, Mr. Nappier served as Director of SEC Reporting and Accounting for Wright Medical Technology, Inc. and an Audit Manager at Ernst & Young LLP, with six years in public accounting.

In connection with Mr. Nappier’s appointment, the Board of Directors of the Company approved the offer letter extended by the Company to Mr. Nappier (the “Offer Letter”) providing for an annual base salary of $675,000 and an annual bonus target for fiscal year 2022 between 85% - 185% of his base salary, depending on Company performance. Mr. Nappier will also receive a one-time restricted stock unit grant with an aggregate value of $2,500,000 that will vest over a three-year period in equal installments, as well as a long-term incentive award for fiscal year 2022 consisting of restricted stock units and performance restricted stock units with an estimated target total value of $1,650,000. Mr. Nappier will be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company, including a change-in-control agreement, relocation benefits and participation in the Company’s health, welfare and other benefit plans.

There are no arrangements or understandings between Mr. Nappier and any other person pursuant to which Mr. Nappier was selected as an officer, there are no family relationships between Mr. Nappier and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Nappier has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the Company’s management succession plans is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated January 21, 2022
99.1	Press Release, dated January 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

January 25, 2022	By:	/s/ Carol B. Yancey
Name: Carol B. Yancey
Title: Executive Vice President and CFO